EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122117, No. 333-34910, No. 333-61926, No. 333-82120, No. 333-103233 and No. 333-112621) of PCTEL, Inc. of our report dated March 16, 2006 relating to the 2005 financial statements and financial statement schedule, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Chicago, Illinois
March 21, 2008

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